EARTHPORT.COM PLC


Date of Incorporation: 3 September 1997

Name on Incorporation: Electronic Fundraising Company Limited

Date of Re-Registration of a Private Company as a Public Company: 19 March 1998

Name on Re-Registration: Electronic Fundraising Company plc

Change of Name to EarthPort.com plc on 28 May 1999


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                                  [Emblem Here]


                          CERTIFICATE OF INCORPORATION

                          OF A PRIVATE LIMITED COMPANY


                               Company No. 3428888



The Registrar of Companies for England and Wales hereby certifies that

ELECTRONIC FUNDRAISING COMPANY LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.


Given at Companies House, Cardiff, the 3rd September 1997



                                                /S/ E.P. OWEN
                                                MRS. E.P. OWEN

                                                For the Registrar of Companies


                                   [LOGO HERE]
                                 COMPANIES HOUSE


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                                  [Emblem Here]


                          CERTIFICATE OF INCORPORATION
                     ON RE-REGISTRATION OF A PRIVATE COMPANY
                               AS A PUBLIC COMPANY

                                   No. 3428888



I hereby certify that

ELECTRONIC FUNDRAISING COMPANY LIMITED


formerly registered as a private company has this day been re-registered under the Companies Act 1985 as a public company under the name of

ELECTRONIC FUNDRAISING COMPANY plc


and that the company is limited.

Given under my hand at Companies House, Cardiff the 19th March 1998




                                                /s/ C. Hardman
                                                C. HARDMAN

                                                An Authorised Officer




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                                  [Emblem Here]


                          CERTIFICATE OF INCORPORATION

                                ON CHANGE OF NAME


                               Company No. 3428888



The Registrar of Companies for England and Wales hereby certifies that

ELECTRONIC FUNDRAISING COMPANY PLC

having by special resolution changed its name, is now incorporated under the name of

EarthPort.com plc

Given at Companies House, London, the 28th May 1999



                                                  /s/ S. Bashar
                                                  MISS S. BASHAR

                                                  For The Registrar Of Companies



                                   [LOGO HERE]
                                 COMPANIES HOUSE


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                                 Memorandum and
                             Articles of Association



                       ELECTRONIC FUNDRAISING COMPANY plc

                                   NO. 3428888



                         INCORPORATED 3rd SEPTEMBER 1997



                    RE-REGISTERED AS A PUBLIC LIMITED COMPANY
                               ON 19TH MARCH 1998
















                                  Stanley Davis
                           120 East Road London N1 6AA
                 Telephone 0171 253 0800 Facsimile 0171 251 0602
                 E-mail sdg@stanleydavis.co.uk DX 36609 Finsbury


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                         The Companies Acts 1985 to 1989
                       A Public Company Limited by Shares




                                  MEMORANDUM OF
                                   ASSOCIATION


                                       OF


                       ELECTRONIC FUNDRAISING COMPANY plc

         (As amended by Special Resolutions passed 23rd February, 1998)

         1.   The Company's name is ELECTRONIC FUNDRAISING COMPANY plc.

         2.   The Company is to be a public company.

         3. The Company's Registered Office is to be situated in England and Wales.

         4.   The Company's objects are:

         (A) (i) To raise funds and to invite and receive contributions for all purposes by electronic means of all or any description; to carry on the business in any part of the world the provision of fundraising activities by way of the Internet, World-wide Web or any other electronic vehicle or otherwise whether on the premises of the Company or on the premises of persons and companies having dealings with this Company; and to enter into any contracts and other arrangements of all kinds with persons having dealings with the Company on such terms and for such periods of time as the Company may from time to time determine on a commission or fee basis or otherwise; and to carry on any other trade or business whatsoever of a like and similar nature.

              (ii) To carry on business as a general commercial company.

         (B) To carry on any other business which in the opinion of the Company, may be capable of being conveniently or profitably carried on in connection with or subsidiary to any other business of the Company and is calculated to enhance the value of the Company's property.

         (C) To purchase or by any other means acquire freehold, leasehold or any other property for any estate or interest whatever, movable or immovable or any interest in such property, and to sell, lease, let on hire, develop such property, or otherwise turn the same to the advantage of the Company.


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         (D)  To apply for, register or by other means acquire any patents, patent rights, brevets d'invention, licences, trademarks, concessions and inventions and to use and turn to account the same or to develop, sell or assign the same or grant licences or privileges in respect thereof or otherwise turn the same to the advantage of the Company.

         (E) To build, reconstruct or generally maintain buildings and works of all kinds, whether or not these are situate on the property of the Company.

         (F) TO invest and deal with the monies of the Company in such shares or upon such securities and in such manner as from time to time may be determined.

         (G) To enter into arrangements for joint workings in business or amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit the Company.

         (H) To purchase or otherwise acquire, take over and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of property suitable for the purposes of the Company.

         (I) To sell, improve, manage, develop, turn to account, let on rent or royalty or share of profits or otherwise, grant licences or easements or other rights in or over, or in any other manner deal with or dispose of the undertaking and all of any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

         (J) To subscribe for, take, purchase or otherwise acquire either for cash, shares or debentures in this Company or any other consideration any other company or business which, in the opinion of the Company, may be carried on so as directly or indirectly to benefit the Company.

         (K) To sell or otherwise dispose of the whole or any part of the business or property of the Company for any consideration, shares or debentures as the Company may think fit.

         (L) To lend and advance money or give credit on any terms and with or without security to any company, firm or person (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any company, firm or person (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

         (M) To borrow or raise money in any manner and to secure the repayment of any money borrowed raised, or owing by mortgage, charge, standard security, lien or other security upon the whole or any


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              part of the Company's property or assets (whether present or future), including its uncalled capital and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

         (N) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

         (0) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

         (P) To support and subscribe to any funds and to subscribe to or assist in the promotion of any charitable, benevolent or public purpose or object for the benefit of the Company or its employees, directors or other officers past or present and to grant pensions to such persons or their dependants.

         (Q) To distribute among the members of the Company in kind any property of the Company of whatever nature.

         (R) To pay all or any expenses in connection with the promotion, formation and incorporation of the Company, or to contract with any company, firm or person to pay the same, and to pay commission to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

         (S) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

              None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in any such sub-clause or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

         5.   The liability of the Members is limited.

         6. The Company's share capital is (pound)100,000,000 divided into 100,000,000 Shares of (pound)1 each.


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We, the subscribers to this Memorandum of Association, wish to be formed into a
Company pursuant to this Memorandum, and we agree to take the number of Shares shown opposite our respective names.


--------------------------------------------------------------------------------
                                                             Number of Shares
NAMES AND ADDRESSES OF SUBSCRIBERS                           taken by each
                                                             Subscriber
--------------------------------------------------------------------------------








HALLMARK SECRETARIES LIMITED                                 ONE
120 East Road,
London N1 6AA





HALLMARK REGISTRARS LIMITED                                  ONE
120 East Road,
London N1 6AA




Dated the 1st August 1997


Witness to the above signatories:




DAVID ORDISH
120 East Road,
London N1 6AA


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                         THE COMPANIES ACTS 1985 TO 1989
                       A PUBLIC COMPANY LIMITED BY SHARES



                                   ARTICLES OF
                                   ASSOCIATION


                                       OF


                       ELECTRONIC FUNDRAISING COMPANY plc

          (As adopted by Special Resolution passed 23rd February, 1998)

         PRELIMINARY

         1. (a) Subject as hereinafter provided the Regulations contained in Table A in The Companies (Table A to F) Regulations 1985 ("Table A") shall apply to the Company.

              (b) In these Articles the expression "the Act" means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

         2. Regulations 3, 8, 20, 41, 64, 73 to 80 inclusive and 94 to 97 inclusive of Table A shall not apply to the Company.

         SHARES

         3. (a) All unissued shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors and for the purposes of Section 80 of the Act the directors are unconditionally authorised to exercise the power of the Company to allot shares grant options over or otherwise dispose of the same to such persons and on such terms as they think fit at any time or times during the period of five years from the date of incorporation and the directors may after that period allot any shares or grant any such rights under this authority in pursuance of an offer or agreement made by the Company within that period.

              (b) The authority given above may be renewed revoked or varied by ordinary resolution of the Company in general meeting.

         4.   In accordance with Section 95 of the Act, subsection (1) of
         Section 89 of the Act shall be excluded from applying to the allotment of equity securities (as defined in Section 94 of the Act) pursuant to the authority contained in Article 3 above.


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         LIEN

         5. Subject to the provisions of Section 150 of the Act, the Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company's lien on a share shall extend to any amount payable in respect of it.

         FORFEITURE OF SHARES

         6. If a share is forfeited pursuant to Regulation 19 of Table A it may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit subject always to the provisions of Section 146 of the Act. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

         GENERAL MEETINGS

         7. Every notice convening a general meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

         8. Under Section 372(1) of the Act, a proxy appointed to attend and vote at the general meeting does not have the right to speak at the meeting.

         9. (a) The words "at the time when the meeting proceeds to business" shall be inserted at the end of the first sentence of Regulation 40 of Table A.

              (b) If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

         VOTES OF MEMBERS

         10. If any member or other person appearing to be interested in any shares registered in the name of such member in any account in the register of members of the Company is in default in supplying within 28 days of the date of service of the notice from the Company requiring such member or other person to supply to the Company in writing all or any of such information as is referred to in Section 212 of the Act, such member shall, for such period as default of such member or other person shall continue, not be entitled, without the prior written consent of all the directors, to vote or to exercise any right conferred by membership in relation to the meetings of the Company in respect of all the shares for the time being registered in the account of the register of members of the Company in respect of which such notice was served. For the purpose of this Article a person shall be


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         treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 212 which fails to establish the identities of those interested in the shares and if (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

         DIRECTORS

         11. The first director or directors of the Company shall be the person or persons named in the statement delivered under Section 10 of the Act.

         12. The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution in general meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of directors and in accordance with Section 282 of the Act the minimum number of directors shall be two.

         13. (a) No person shall be appointed a director at any general meeting unless either:

                  (i)  he is recommended by the directors; or

                  (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the general meeting, notice executed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice executed by that person of his willingness to be appointed.

              (b) Subject to the provisions of paragraph (a) above, the Company may by ordinary resolution in general meeting appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

              (c) The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with
              Article 12 as the maximum number of directors and for the time being in force.

         14. The directors may exercise all the powers of the Company to borrow without limit as to amount and upon such terms and in such manner as they think fit and subject (in the case of any security convertible into shares) to Section 80 of the Act to grant any mortgage charge or standard security over its undertaking property and uncalled capital or any part thereof and to issue debentures debenture stock or any other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

         15. A director who is in any way either directly or indirectly interested in any contract transaction or arrangement (whether actual or proposed) with the Company or in which the Company is otherwise interested shall declare the nature of his interest at a meeting of the directors in accordance with Section 317 of the Act. Subject to such disclosure a director shall be entitled to vote in respect of any such contract transaction or arrangement (whether actual or proposed) in which he is interested and whether or not he votes he shall be counted in reckoning whether a quorum is present or not.


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         THE SEAL

         16. The Company may have a Seal if it so wishes. If the Company has a Seal the Directors may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or by a second Director. The obligation under Clause 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal.

         INDEMNITY

         17. In addition to the indemnity conferred by Regulation 118 of Table A and subject to the provisions of the Act every such person as is mentioned in the said Regulation shall be entitled to be indemnified out of the assets of the Company against all expenses losses or liabilities incurred by him as agent of the Company or for the Company's benefit or intended benefit or in or about the discharge or intended discharge of his duties in relation to the Company.